EXHIBIT 32.1
REYNOLDS AMERICAN INC.

Certification Pursuant to 18 U.S.C. §1350

          Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, each of the undersigned, Susan M. Ivey, President and Chief Executive Officer, and Dianne M. Neal, Executive Vice President and Chief Financial Officer, of Reynolds American Inc., hereby certifies, to her knowledge, that:
1)	RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in RAI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of RAI.

EXECUTED this 4th day of August, 2005.

/s/ Susan M. Ivey
Susan M. Ivey, President and Chief Executive Officer of Reynolds
American Inc.

/s/ Dianne M. Neal
Dianne M. Neal, Executive Vice President and Chief Financial Officer of
Reynolds American Inc.